UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 30, 2017

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2017, On Semiconductor Corporation (the “Company”) entered into the Third Amendment (the “Third Amendment”) to the Credit Agreement, dated as of April 15, 2016, as amended by the First Amendment, dated as of September 30, 2016, and the Second Amendment, dated as of March 31, 2017 (as amended, the “Credit Agreement”), with the guarantors party thereto, the several lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent (the “Agent”), Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., HSBC Securities (USA) Inc., The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners, and Barclays Bank PLC, Compass Bank, Morgan Stanley Senior Funding, Inc., BOKF, NA, JPMorgan Chase Bank, N.A., and KBC Bank N.V., as co-managers.

The Third Amendment provides for, among other things, modifications to the Credit Agreement to reduce the interest rate payable under the term loan “B” facility (the “Term Loan “B” Facility”) and to increase the amount that may be borrowed pursuant to the revolving credit facility (the “Revolving Credit Facility”) to $1.0 billion. In connection with the Third Amendment, the Company prepaid $400.0 million of borrowings under the Term Loan “B” Facility, bringing the outstanding borrowings under the Term Loan “B” Facility to approximately $1.2 billion as of the date of the Third Amendment. The Company had $400 million of borrowings outstanding under the Revolving Credit Facility as of the date of the Third Amendment.

Borrowings under the Credit Agreement may be incurred in U.S. Dollars, Euros, Pounds Sterling, Japanese Yen or any other currency approved by the Agent and the lenders under the Revolving Credit Facility, subject to certain qualifications described in the Credit Agreement. Regardless of currency, all borrowings under the Credit Agreement, may, at the Company’s option, be incurred as either eurocurrency loans (“Eurocurrency Loans”) or alternate base rate loans (“ABR Loans”).

Pursuant to the Credit Agreement, for any interest period ending after the date of the Third Amendment, Eurocurrency Loans will accrue interest at (i) a base rate per annum equal to the Adjusted LIBO Rate (as defined below) plus (ii) an applicable margin equal to (x) 1.50% with respect to borrowings under the Revolving Credit Facility (with step-downs and step-ups as set forth in the Credit Agreement) or (y) 2.00% with respect to borrowings under the Term Loan “B” Facility.

Pursuant to the Credit Agreement, ABR Loans will accrue interest at (i) a base rate per annum equal to the highest of (x) the Federal funds rate plus 0.50%, (y) the prime commercial lending rate announced by Deutsche Bank AG, New York Branch from time to time as its prime lending rate and (z) the Adjusted LIBO Rate for a one month interest period (or if such day is not a business day, the immediately preceding business day) (determined after giving effect to any applicable “floor”) plus 1.00%; provided that, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (as defined below), subject to the interest rate floors set forth in the Credit Agreement, plus (ii) an applicable margin equal to (x) 0.50% with respect to borrowings under the Revolving Credit Facility (with step-downs and step-ups as set forth in the Credit Agreement) or (y) 1.00% with respect to borrowings under the Term Loan “B” Facility.

“LIBO Rate” means a base rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration for such currency for a period equal in length to such interest period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by Deutsche Bank AG, New York Branch from time to time in its reasonable discretion at approximately 11:00 a.m., London time, on the quotation day for such currency and interest period (in each case, the “LIBOR Screen Rate”); provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such interest period, then the LIBO Rate for such interest period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero.

“Interpolated Rate” means, at any time, for any interest period, the rate per annum determined by Deutsche Bank AG, New York Branch (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than such interest period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds such interest period, in each case, at such time.

“Adjusted LIBO Rate” means (x) the LIBO Rate for such interest period multiplied by (y) a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board of Governors of the Federal Reserve System of the United States, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System of the United States.

Certain of the lenders under the Credit Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Amendment No. 3, dated as of November 30, 2017, to Credit Agreement, dated as of April 15, 2016, by and among the Company, the guarantors party thereto, Deutsche Bank AG New York Branch, as administrative agent, and the several lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: December 4, 2017	By:	/s/ Bernard Gutmann
Bernard Gutmann Executive Vice President, Chief Financial Officer, and Treasurer